Exhibit 99.1

Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO EXPECTS RECORD REVENUE AND EPS FOR SECOND FISCAL QUARTER ENDED
SEPTEMBER 26, 2010

Quarterly Dividend Program Continued

HUNT VALLEY, MD - Sept. 30, 2010—TESSCO Technologies Incorporated (Nasdaq:TESS), a leading provider of the product and value chain solutions required to deploy and support wireless systems announced today that, although the results are not yet final, based on preliminary estimates it expects to report record revenue of between $165 and $170 million, record diluted earnings per share of between $0.42 and $0.47, and record EBITDA* per diluted share of between $0.84 and $0.93 for the second quarter of fiscal 2011 ended September 26, 2010.

“TESSCO’s revenue and earnings reach new heights as we continue to build momentum through exceptionally strong execution of our strategic plan,” said Robert B. Barnhill, TESSCO’s Chairman, President and CEO. “During Q2, our revenues grew by approximately 25% compared to last year’s second quarter due to strong performance in nearly all markets and product lines.  Also, during the quarter we served an average of over 12,900 customers each month - another TESSCO record.”

“We are leveraging our success in our traditional markets, plus winning business and seeing additional opportunities in the new markets that we have targeted - including railroads, utilities, oil and gas, healthcare and education.  The convergence of wireless and the internet is creating exciting applications and TESSCO is there.  Our goal is to further accelerate revenue and profit growth in the months and quarters ahead through aggressive expansion of customer share, markets served and product solutions offered. It is a very exciting time for us.”

TESSCO currently expects to report its final financial results for the second quarter of fiscal year 2011 on Wednesday, October 13, 2010 after the market closes and to host a conference call to discuss these results on Thursday, October 14, 2010 at 10:00 a.m. ET.

Quarterly Cash Dividend

The company will continue its quarterly dividend program with a $0.10 per common share cash dividend payable on November 24, 2010 to holders of record on November 10, 2010.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the company’s Board of Directors.

About TESSCO

TESSCO Technologies (NASDAQ:TESS); positioned as Your Total Source(R), architects and delivers innovative product and value chain solutions to support wireless systems. TESSCO works closely with its customers to solve their requirement of on-time, reliable and productive voice, data and video system deployment and support.

The convergence of wireless and the internet is revolutionizing the way we live and work. New applications and systems are unlocking human potential at an unprecedented rate. TESSCO is there and is committed to delivering, fast and complete, the needs of wireless system operators, program managers, contractors, utility, transportation, enterprise and government organizations and resellers.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion of the business outlook, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate its ongoing operations and as a general indicator of its operating cash flow (in conjunction with its cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges) is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the Company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the Company’s debt instruments. The definition of EBITDA as used in the Company’s debt instruments is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

Reconciliation of Diluted Earnings Per Share to Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) Per Diluted Share

	2Q FY11 Low end of expected range	2Q FY11 High end of expected range

Diluted earnings per share	$0.42	$0.47

Add:
Provision for taxes per diluted share	$0.26	$0.30
Interest, net per diluted share	$0.02	$0.02
Depreciation and amortization per diluted share	$0.14	$0.14

EBITDA per diluted share	$0.84	$0.93

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